UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
NOVEMBER 20, 2007
Date of Report (Date of earliest event reported)
EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51828 (Commission File No.)	36-2917389 (IRS Employer Identification No.)
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (847) 367-8282
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 20, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the Eagle Test Systems, Inc. 2008 Management Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for fiscal 2008 under the Bonus Plan by the Chief Executive Officer and President, the Chief Operating Officer and Executive Vice President, the Chief Financial Officer, and Chief Technical Officer and Vice President of Technical Solutions, and other officers approved for participation in the Bonus Plan by the Compensation Committee (each a “Participant”). A Participant may receive a bonus payment under the Bonus Plan based upon the attainment of performance targets which are established by the Compensation Committee, in its sole discretion, and may relate to financial measures with respect to the Company, including operating income, as well as individual performance goals (collectively, the “Performance Goals”). No bonuses shall be paid to Participants unless and until the Compensation Committee makes a determination with respect to the attainment of the Performance Goals. The Compensation Committee and/or the Board of Directors retain the right to amend, alter or terminate the Bonus Plan at any time. A copy of the Bonus Plan is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01. Exhibits
(d) Exhibits
10.1     Eagle Test Systems, Inc. 2008 Management Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.
November 27, 2007	By:	/s/ Stephen J. Hawrysz
Stephen J. Hawrysz
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Eagle Test Systems, Inc. 2008 Management Bonus Plan

4